NAME OF REGISTRANT:
Franklin Templeton Money Fund Trust
File No. 811-08962

EXHIBIT ITEM No. 77C: Submission of
matters to a vote of security holders

Franklin Templeton Money Fund Trust

    Meeting of Shareholders, March 21, 2007 and reconvened on
   April 11,2007 and May 11, 2007

    Franklin Templeton Money Fund
    A Special Meeting of Shareholders of the Trust was held at the Trust's offices, One Franklin Parkway, San Mateo, California on March 21, 2007 and reconvened on April 11, 2007 and May 11, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-Proposals: to approve an Amended and Restated Agreement and Declaration of Trust; to approve amendments to certain of the Franklin Templeton Money Fund's (the "Fund") fundamental investment restrictions (including eight (8) Sub-Proposals); to approve the elimination of certain of the Fund's fundamental investment restrictions; and to approve the amendment of the rights and preferences of the Class B shares to provide for their automatic conversion to Class A shares after eight years. At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Robert
   F. Carlson, Sam Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson.
   Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the
    Amended and Restated Agreement and Declaration of Trust, amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals), the elimination of certain of the Fund's fundamental investment restrictions, and the amendment of the rights and preferences of the Class B shares to provide for their automatic conversion to Class A shares after eight years. No other business was transacted at the meeting.

    Proposal 1. The Election of
   Trustees:

        Name       For     % of    % of  Withheld  % of    % of
                         Outstand Voted          Outstand  Voted
                           ing    Shares           ing    Shares
                          Shares                  Shares
    Harris J.    68,113,15 62.619% 98.675% 914,867.  0.841%
1.325%
   Ashton          1.831                     899
    Robert F.    68,113,15 62.619% 98.675% 914,869.  0.841%
1.325%
   Carlson         0.656                     074
    Sam Ginn     68,145,24 62.649% 98.721% 882,772.  0.811%
1.279%
                   6.985                     745
    Edith E.     68,128,49 62.633% 98.697% 899,529.  0.827%
1.303%
   Holiday         0.038                     692
    Frank W. T.  68,138,30 62.642% 98.711% 889,715.  0.818%
1.289%
   LaHaye          3.799                     931
    Frank A.     68,125,55 62.630% 98.693% 902,463.  0.830%
1.307%
   Olson           6.014                     716
    Larry D.     68,149,58 62.653% 98.727% 878,438.  0.807%
1.273%
   Thompson        0.942                     788
    John B.      68,162,31 62.664% 98.746% 865,700.  0.796%
1.254%
   Wilson          9.330                     400
    Charles B.   68,142,63 62.646% 98.717% 885,381.  0.814%
1.283%
   Johnson         7.756                     974
    Gregory E.   68,162,31 62.664% 98.746% 865,700.  0.796%
1.254%
   Johnson         9.330                     400

     Proposal 2.   To approve an Amended and Restated Agreement
   and Declaration of Trust:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            46,128,261.939 42.407% 66.825%
    Against         1,277,664.059  1.175%  1.851%
    Abstain         1,344,538.732  1.236%  1.948%
    Broker Non-    20,277,555.000 18.642% 29.376%
   Votes
    Total          69,028,019.730 63.460% 100.000%

    Proposal 3.   To approve amendments to certain of the Fund's
   fundamental investment restrictions (includes eight (8) Sub-
   Proposals):

    (a) To amend the Fund's fundamental investment restriction regarding borrowing:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            50,948,860.372 46.839% 70.641%
    Against         2,534,974.059  2.331%  3.514%
    Abstain         2,417,213.239  2.222%  3.352%
    Broker Non-    16,222,909.000 14.914% 22.493%
   Votes
    Total          72,123,956.670 66.306% 100.000%

    (b) To amend the Fund's fundamental investment restriction regarding underwriting:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            51,308,566.538 47.170% 71.140%
    Against         2,030,945.899  1.867%  2.816%
    Abstain         2,561,535.233  2.355%  3.551%
    Broker Non-    16,222,909.000 14.914% 22.493%
   Votes
    Total          72,123,956.670 66.306% 100.000%

    (c) To amend the Fund's fundamental investment restriction regarding lending:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            51,271,665.990 47.136% 71.088%
    Against         2,141,045.299  1.968%  2.969%
    Abstain         2,488,336.381  2.288%  3.450%
    Broker Non-    16,222,909.000 14.914% 22.493%
   Votes
    Total          72,123,956.670 66.306% 100.000%

    (d) To amend the Fund's fundamental investment restriction regarding investments in real estate:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            51,198,983.223 47.069% 70.988%
    Against         2,210,847.986  2.033%  3.066%
    Abstain         2,491,216.461  2.290%  3.453%
    Broker Non-    16,222,909.000 14.914% 22.493%
   Votes
    Total          72,123,956.670 66.306% 100.000%

    (e) To amend the Fund's fundamental investment restriction regarding investments in commodities:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            51,258,286.527 47.124% 71.070%
    Against         2,055,658.630  1.890%  2.850%
    Abstain         2,587,102.513  2.378%  3.587%
    Broker Non-    16,222,909.000 14.914% 22.493%
   Votes
    Total          72,123,956.670 66.306% 100.000%

    (f) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            51,454,999.117 47.305% 71.343%
    Against         1,910,508.480  1.756%  2.649%
    Abstain         2,535,540.073  2.331%  3.515%
    Broker Non-    16,222,909.000 14.914% 22.493%
   Votes
    Total          72,123,956.670 66.306% 100.000%

    (g) To amend the Fund's fundamental investment restriction regarding industry concentration:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            51,137,356.859 47.013% 70.902%
    Against         1,920,149.320  1.765%  2.662%
    Abstain         2,843,541.491  2.614%  3.943%
    Broker Non-    16,222,909.000 14.914% 22.493%
   Votes
    Total          72,123,956.670 66.306% 100.000%

    (h) To amend the Fund's fundamental investment restriction regarding diversification of investments:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            52,118,517.265 47.915% 72.263%
    Against         1,281,304.463  1.178%  1.777%
    Abstain         2,501,225.942  2.299%  3.467%
    Broker Non-    16,222,909.000 14.914% 22.493%
   Votes
    Total          72,123,956.670 66.306% 100.000%

    Proposal 4.   To approve the elimination of certain of the
   Fund's fundamental investment restrictions:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            50,514,947.381 46.440% 70.039%
    Against         2,569,163.002  2.362%  3.562%
    Abstain         2,816,937.287  2.590%  3.906%
    Broker Non-    16,222,909.000 14.914% 22.493%
   Votes
    Total          72,123,956.670 66.306% 100.000%

    Proposal 5.   To approve the amendment of the rights and
   preferences of the Class B shares to provide for their automatic conversion to Class A Shares after eight years:

                  Shares Voted     % of    % of
                                 Outstand Voted
                                   ing    Shares
                                  Shares

    For            12,895,960.848 31.648% 54.341%
    Against           879,820.000  2.159%  3.707%
    Abstain         1,086,602.200  2.667%  4.579%
    Broker Non-     8,869,263.000 21.766% 37.373%
   Votes
    Total          23,731,646.048 58.240% 100.000%